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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         INTERNATIONAL STEEL GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                DELAWARE                                        71-0871875
----------------------------------------                    -------------------
(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

                              3250 INTERSTATE DRIVE
                              RICHFIELD, OHIO 44286
          -------------------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
REGISTRATION NO. 333-107524

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on which
           to be so registered:                  each class is to be registered:

COMMON STOCK, PAR VALUE $0.01 PER SHARE           NEW YORK STOCK EXCHANGE, INC.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                        ---------------------------------
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-107524), as amended from time to time, filed with the Securities and Exchange Commission under the Securities Act of 1933, which information is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this registration statement on Form 8-A.

         1. Third Amended and Restated Certificate of Incorporation, which is incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-107524) of the Registrant filed with the Securities and Exchange Commission on November 26, 2003.

         2. Amended and Restated Bylaws, which are incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-107524) of the Registrant filed with the Securities and Exchange Commission on November 26, 2003.

         3. Specimen Certificate for shares of common stock, which is incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-107524) of the Registrant filed with the Securities and Exchange Commission on November 26, 2003.

         4. Form of Registration Rights Agreement by and among ISG and the investors party thereto, which is incorporated by reference to
               Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-107524) of the Registrant filed with the Securities and Exchange Commission on November 26, 2003.

         5. Registration Rights Agreement, dated as of May 6, 2003, by and between International Steel Group Inc. and the Pension Benefit Guaranty Corporation, which is incorporated by reference to
               Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-107524) of the Registrant filed with the Securities and Exchange Commission on October 14, 2003.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 9, 2003         INTERNATIONAL STEEL GROUP INC.


                               By:  /s/ Leonard M. Anthony
                                   -------------------------------------------
                                   Name: Leonard M. Anthony
                                   Title: Chief Financial Officer and Secretary





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